150303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190121154-26
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 03/20/2019 10:34 AM
	Entity Number C7785-2003

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Franchise Holdings International, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series A Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF RIGHTS, PRIVILEGES, PREFERENCES AND RESTRICTIONS OF SERIES A PREFERRED STOCK OF FRANCHISE HOLDINGS INTERNATIONAL, INC.

The undersigned, President and Secretary of FRANCHISE HOLDINGS INTERNATIONAL, INC., a Nevada corporation (the Corporation), hereby certifies the following: (continued on attached 3 pages)

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. **PRINT**

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION
OF RIGHTS, PRIVILEGES, PREFERENCES AND RESTRICTIONS
OF
SERIES A PREFERRED STOCK
OF
FRANCHISE HOLDINGS INTERNATIONAL, INC.

The undersigned, President and Secretary of FRANCHISE HOLDINGS INTERNATIONAL, INC., a Nevada corporation (the "Corporation"), hereby certifies the following:

The Amended and Restated Articles of Incorporation of the Company authorize 300,000,000 shares of \$.0001 par value capital stock, of which are designated 1,000,000 shares of \$.0001 par value preferred stock (the "Preferred Stock") and 299,000,000 shares are designated \$.0001 common stock (the "Common Stock").

There are presently approximately 154,000,000 shares of the Corporation's Common Stock issued and outstanding and 1,000,000 shares of Series A Preferred Stock are presently issued and outstanding.

The Corporation is organized and existing under the laws of the State of Nevada and, that pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, as amended, and pursuant to Nevada Revised Statutes, the shares of Preferred Stock of the Corporation must be created and issued from time to time in one or more series, each of such series to have such voting powers, designation, preferences, and other special rights, qualifications, limitations or restrictions, as expressed in resolutions providing for the creation and issuance of such series, as adopted by the Board of Directors of the Corporation.

Pursuant to the resolutions adopted by the Unanimous Written Consent of the Board of Directors Without a Meeting effective March 5, 2019 (the "March 5, 2019 Consent") the Board of Directors adopted resolutions amending certain provision of its Series A Preferred Stock, with those certain rights, privileges, preferences and restrictions as set forth in this Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series A Preferred Stock of FRANCHISE HOLDINGS INTERNATIONAL, INC. as follows:

1.0 Designation and Rank.

Series A Preferred Stock, consisting of 1,000,000 shares (the "Series A Preferred Stock") was created by filing a Certificate of Designation with the State of Nevada on August 9, 2017, and is hereby amended and restated, with certain rights, privileges, preferences and restrictions as set forth below. No other shares of Preferred Stock shall be designated Series A Preferred Stock.

2.0 Dividend Rate and Rights.

The holders of the shares of the Series A Preferred Stock shall not be entitled to receive

dividends.

3.0 Conversion into Common Stock.

The holders of the shares of the Series A Preferred Stock shall be entitled to convert all such shares of Series A Preferred Stock into the Company's Common Stock at any time, into that number of shares of Common Stock which shall equal 51% of the total number of issued and outstanding shares of Common Stock on the date of conversion.

4.0 Liquidation Preference.

The holders of Series A Preferred Stock shall not be entitled to receive any distributions in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

5.0 Voting Rights.

Except as otherwise provided herein or by law and in addition to any right to vote as a separate SERIES As provided by law, the holder of the Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any Shareholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. For so long as Series A Preferred Stock is issued and outstanding, the holders of Series A Preferred Stock shall vote together as a single class with the holders of the Corporation's Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock, with the holders of Series A Preferred Stock being entitled to 51% of the total votes on all such matters regardless of the actual number of shares of Series A Preferred Stock then outstanding, and the holders of Common Stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

6.0 Other Preferences.

The shares of the Series A Preferred Stock shall have no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the Articles of Incorporation of the Corporation.

7.0 No Impairment.

The Corporation will not, either by amendment of its Articles of Incorporation or by amendment to the Certificate of Designation of the Rights, Privileges, Preferences and Restrictions of Series A Preferred Stock, or by resolutions adopted subsequent to the date hereof, or through any reorganization, transfer of assets, or any other voluntary action, avoid or seek to

avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 7, and in the taking of all such actions as may be necessary or appropriate in order to protect against the impairment of the rights of holders of the Series A Preferred Stock.

8.0 Notices.

Unless otherwise specified in the Corporation's Articles of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to its principal executive offices, and if to the holder of any shares of Series A Stock, shall be delivered to it at its address as it appears on the stock records of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series Preferred Stock of FRANCHISE HOLDINGS INTERNATIONAL, INC. to be signed by the Corporation's President and Secretary effective this 18 day of March, 2019.

FRANCHISE HOLDINGS INTERNATIONAL, INC.

By:____________________________

Steven Rossi, President and Secretary